Pittston Brink's Group Earns
                      $.46 Per Share in the Second Quarter

Richmond, VA - July 24, 1997 - Pittston Brink's Group reported net income of $17.7 million, or $.46 per share, in the second quarter ended June 30, 1997, a 26% improvement over the $14.0 million, or $.37 per share, earned in the second quarter of 1996. Combined second quarter revenues of Brink's, Incorporated and Brink's Home Security, Inc. increased 21% to $268.8 million compared to $222.1 million a year earlier. For the first six months of 1997, Pittston Brink's Group generated net income of $33.0 million ($.86 per share) compared to $25.9 million ($.68 per share) for the comparable period in 1996. Combined revenues for the first six months were up 20% to $520.2 million.

Brink's, Incorporated (Brink's)
Brink's worldwide consolidated revenues increased 22% to $224.6 million in the quarter. Operating profits amounted to $19.1 million in the quarter, 53% greater than recorded in the prior year's quarter due to improvements in both the North American and international operations. For the first six months of 1997, Brink's worldwide revenues increased 21% to $433.7 million and operating profits climbed 60% to $34.9 million.

Revenues from North American operations (United States and Canada) amounted to $117.6 million in the quarter, 13% higher than in the comparable period in 1996. Operating profits for the quarter increased 18% to $9.7 million primarily due to the improved results achieved by armored car operations, which includes ATM servicing. For the first six months of 1997, North American operating profits were $17.4 million, a 24% increase over the comparable 1996 period.

Consolidated international subsidiaries recorded revenues of $106.9 million in the quarter, 34% higher than the $79.5 million generated in the prior year's quarter. More than one-half of the increase in revenues reflects the acquisition, in the first quarter of 1997, of a majority interest in Brink's Venezuelan affiliate, in which Brink's previously owned a 15% interest. Brink's now owns 61% of this affiliate. Operating profits from international subsidiaries and affiliates amounted to $9.5 million, 116% higher than the $4.4 million earned in the prior year's quarter. The strong improvement in operating profits was largely attributable to increased ownership positions in the Venezuelan and Peru affiliates and improved operations in Colombia and Chile, somewhat offset by lower results in Brazil. Interest expense and minority interest associated with the acquisitions offset more than half of the higher operating profits. Europe's results were better as improvements in Belgium, Israel, United Kingdom and several other countries were largely offset by lower results from the 38% owned affiliate in France.

For the first six months of 1997, operating profits from international subsidiaries and affiliates totaled $17.5 million, 124% higher than the $7.8 million earned in the first six months of 1996 due in large part to the increased ownership of affiliates in Venezuela and Peru. Interest expense and minority interest associated with the acquisitions offset more than half of the higher operating profits.

Brink's Home Security, Inc. (BHS)
Brink's Home Security's revenues totaled $44.2 million in the second quarter 1997, a 14% increase over the comparable period in 1996. Operating profits increased 16% to $13.3 million. For the six months ended June 30, 1997, revenues and operating profits increased 15% and 16% to $86.4 million and $26.1 million, respectively.

Brink's Home Security installed approximately 26,800 new subscribers during the quarter and the subscriber base now exceeds 482,000 customers, a 17% increase compared to a year ago. As a result, annualized service revenues increased 22% to $142.0 million as of June 30, 1997. BHS's disconnect rate for the first six months was 7%, which BHS believes may be the lowest rate in the industry.

Based on demonstrated retention of customers, BHS adjusted its annual depreciation rate for capitalized subscribers' installation costs beginning in 1997. This change more accurately matches depreciation expense with monthly recurring revenue generated from customers. This change in accounting estimate reduced depreciation expense for capitalized installation costs for the quarter and six months ended June 30, 1997 by approximately $2.1 million and $4.2 million, respectively.

As a result of aggressive pricing and marketing by competitors, BHS is experiencing lower installation fees and higher marketing and sales costs. Although as the quarter progressed, industry pricing appeared to be stabilizing. As a result, operating profit was negatively impacted approximately $1.9 million from 1996's second quarter. Monitoring revenues increased as a result of a greater number of subscribers and higher monitoring fees per subscriber.

Brink's Home Security is on schedule to occupy its new state-of-the-art national monitoring, customer service, and corporate center in Irving, Texas in the fourth quarter of 1997. This custom designed 93,000 sq. ft. facility will allow BHS to consolidate its operations from three buildings into one resulting in greater operating efficiencies. BHS opened the Greenville, South Carolina market during the quarter.

Financial - Consolidated
The Pittston Company reported net income of $14.7 million in the second quarter compared to $25.4 million in the second quarter of 1996. For the first six months of 1997, net income totaled $36.0 million compared to $44.0 million in 1996. Consolidated cash flow from operating activities totaled $85.5 million for the six months ended June 30, 1997. Total debt at June 30, 1997 was $297.4 million. The Pittston Company's credit rating was recently raised to 'BBB' by Standard & Poor's Corporation.

                               * * * * * * * * * *

Pittston Brink's Group Common Stock (NYSE-PZB), Pittston Burlington Group Common Stock (NYSE-PZX) and Pittston Minerals Group Common Stock (NYSE- PZM) represent the three classes of common stock of The Pittston Company, a diversified company with interest in security services through Brink's, Incorporated and Brink's Home Security, Inc. (Pittston Brink's Group), global freight transportation and logistics management services through Burlington Air Express Inc. (Pittston Burlington Group) and mining and minerals exploration through Pittston Coal Company and Pittston Mineral Ventures (Pittston Minerals Group). Copies of the Pittston Burlington Group and Pittston Minerals Group earnings releases are available upon request.




                             Pittston Brink's Group
                           Supplemental Financial Data
                                   (Unaudited)



                              BRINK'S, INCORPORATED



                                                                   Three Months Ended
June 30              Six Months Ended June 30
(In thousands)                                                         1997
 1996                 1997             1996
------------------------------------------------------------------------------------------------------------------------------------


OPERATING REVENUES
North America (United States & Canada)                         $    117,616
103,935              228,388          202,115
International subsidiaries                                          106,934
79,476              205,361          157,150
------------------------------------------------------------------------------------------------------------------------------------

Total operating revenues                                       $    224,550
183,411              433,749          359,265
------------------------------------------------------------------------------------------------------------------------------------



OPERATING PROFIT
North America (United States & Canada)                         $      9,657
8,161               17,411           14,091
International operations                                              9,486
4,363               17,533            7,811
------------------------------------------------------------------------------------------------------------------------------------

Total operating profit                                         $     19,143
12,524               34,944           21,902
------------------------------------------------------------------------------------------------------------------------------------


Depreciation and amortization                                  $      6,811
5,708               14,358           11,737
------------------------------------------------------------------------------------------------------------------------------------




                           BRINK'S HOME SECURITY, INC.



                                                                   Three Months Ended
June 30              Six Months Ended June 30
(Dollars in thousands)                                                 1997
 1996                 1997             1996
------------------------------------------------------------------------------------------------------------------------------------


OPERATING REVENUES                                             $     44,225
38,644               86,410           75,350
------------------

OPERATING PROFIT                                               $     13,273
11,401               26,052           22,503
----------------

DEPRECIATION AND AMORTIZATION                                  $      7,116
7,422               13,782           14,244
-----------------------------

Annualized recurring revenues*
                 $ 142,005          116,509

Number of Subscribers:
   Beginning of period                                              464,007
395,676              446,505          378,659
   Installations                                                     26,798
24,447               52,388           48,703
   Disconnects                                                       (8,740)
(7,532)             (16,828)         (14,771)
------------------------------------------------------------------------------------------------------------------------------------

End of period                                                       482,065
412,591              482,065          412,591
------------------------------------------------------------------------------------------------------------------------------------


------------
* Annualized recurring revenues are calculated based on the number of subscribers at period end multiplied by the average fee per subscriber received in the last month of the period for monitoring, maintenance and related services.


                             Pittston Brink's Group
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)



(In thousands, except                                              Three Months Ended
June 30              Six Months Ended June 30
per share data)                                                        1997
 1996                 1997             1996
------------------------------------------------------------------------------------------------------------------------------------


Operating revenues                                         $        268,775
222,055              520,159          434,615
------------------------------------------------------------------------------------------------------------------------------------


Operating expenses                                                  197,741
169,443              385,649          332,009
Selling, general and administrative
   expenses                                                          40,296
30,784               76,359           61,359
------------------------------------------------------------------------------------------------------------------------------------

Total costs and expenses                                            238,037
200,227              462,008          393,368
------------------------------------------------------------------------------------------------------------------------------------


Other operating income (expense), net                                   117
  325                 (504)            (169)
------------------------------------------------------------------------------------------------------------------------------------


Operating profit                                                     30,855
22,153               57,647           41,078
Interest income                                                         553
  755                1,206              989
Interest expense                                                     (2,664)
 (518)              (4,903)            (985)
Other expense, net                                                   (1,447)
(1,155)              (3,105)          (2,172)
------------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                                           27,297
21,235               50,845           38,910
Provision for income taxes                                            9,558
7,200               17,800           13,036
------------------------------------------------------------------------------------------------------------------------------------

Net income                                                 $         17,739
14,035               33,045           25,874
------------------------------------------------------------------------------------------------------------------------------------


Net income per common share                                $            .46
  .37                  .86              .68
------------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding                                    38,230
38,152               38,209           38,105
------------------------------------------------------------------------------------------------------------------------------------




                               SEGMENT INFORMATION



Operating revenues:
   Brink's                                                 $        224,550
183,411              433,749          359,265
   BHS                                                               44,225
38,644               86,410           75,350
------------------------------------------------------------------------------------------------------------------------------------

Total operating revenues                                   $        268,775
222,055              520,159          434,615
------------------------------------------------------------------------------------------------------------------------------------


Operating profit:
   Brink's                                                 $         19,143
12,524               34,944           21,902
   BHS                                                               13,273
11,401               26,052           22,503
------------------------------------------------------------------------------------------------------------------------------------

Segment operating profit                                             32,416
23,925               60,996           44,405
General corporate expense                                            (1,561)
(1,772)              (3,349)          (3,327)
------------------------------------------------------------------------------------------------------------------------------------

Total operating profit                                     $         30,855
22,153               57,647           41,078
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.





                             Pittston Brink's Group
                            CONDENSED BALANCE SHEETS




          June 30               December 31
(In thousands)
             1997                      1996
------------------------------------------------------------------------------------------------------------------------------------


      (Unaudited)
Assets

Current assets:
Cash and cash equivalents
     $     25,969                    20,012
Accounts receivable, net of estimated amounts
   uncollectible
          145,474                   124,928
Inventories and other current assets
           41,180                    45,117
------------------------------------------------------------------------------------------------------------------------------------

Total current assets
          212,623                   190,057

Property, plant and equipment, at cost, net of
  accumulated depreciation and amortization
          315,297                   256,759
Intangibles, net of amortization
           16,586                    28,162
Other assets
           82,695                    76,687
------------------------------------------------------------------------------------------------------------------------------------


Total assets
     $    627,201                   551,665
------------------------------------------------------------------------------------------------------------------------------------


Liabilities and Shareholder's Equity

Current liabilities
     $    144,433                   139,392
Long-term debt, less current maturities
           46,491                     5,542
Other liabilities
           94,675                    93,353
------------------------------------------------------------------------------------------------------------------------------------

Total liabilities
          285,599                   238,287

Shareholder's equity
          341,602                   313,378
------------------------------------------------------------------------------------------------------------------------------------


Total liabilities and shareholder's equity
     $    627,201                   551,665
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.





                             Pittston Brink's Group
                            STATEMENTS OF CASH FLOWS
                                   (Unaudited)



                   Six Months Ended June 30
(In thousands)
                      1997             1996
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities:
Net income
               $    33,045           25,874
Adjustments to reconcile net income to net
   cash provided by operating activities:
   Depreciation and amortization
                    28,218           26,051
   Other, net
                     9,589            4,185
   Changes in operating assets and liabilities:
     Increase in receivables
                    (5,852)          (3,852)
     Increase in inventories and other current assets
                    (5,038)          (3,360)
     (Decrease) increase in current liabilities
                    (3,432)           1,295
     Other, net
                    (1,789)          (2,141)
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities
                    54,741           48,052
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment
                   (54,234)         (47,472)
Proceeds from disposal of property, plant and equipment
                     1,209              475
Acquisitions, net of cash acquired
                   (53,303)              --
Other, net
                     6,834            1,180
------------------------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities
                   (99,494)         (45,817)
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Net additions to (reductions of) debt
                    40,502           (5,031)
Payments from - Minerals Group
                    14,770            2,670
Share and other equity activity
                    (4,562)          (2,234)
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided (used) by financing activities
                    50,710           (4,595)
------------------------------------------------------------------------------------------------------------------------------------


Net increase (decrease) in cash and cash equivalents
                     5,957           (2,360)
Cash and cash equivalents at beginning of period
                    20,012           21,977
------------------------------------------------------------------------------------------------------------------------------------


Cash and cash equivalents at end of period
               $    25,969           19,617
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.




                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


(In thousands, except                                              Three Months Ended
June 30              Six Months Ended June 30
per share amounts)                                                     1997
 1996                 1997             1996
------------------------------------------------------------------------------------------------------------------------------------


Net sales                                                      $    157,812
175,268              316,695         345,520
Operating revenues                                                  668,342
582,119            1,291,135       1,142,774
------------------------------------------------------------------------------------------------------------------------------------

Net sales and operating revenues                                    826,154
757,387            1,607,830       1,488,294
------------------------------------------------------------------------------------------------------------------------------------


Cost of sales                                                       153,836
169,444              307,248         365,329
Operating expenses                                                  553,434
483,250            1,072,253         956,316
Restructuring and other credits,
   including litigation accrual                                           -
    -                    -         (37,758)
Selling, general and administrative
   expenses                                                          94,455
71,026              170,098         143,322
------------------------------------------------------------------------------------------------------------------------------------

Total costs and expenses                                            801,725
723,720            1,549,599       1,427,209
------------------------------------------------------------------------------------------------------------------------------------


Other operating income                                                2,875
7,243                6,451          10,058
------------------------------------------------------------------------------------------------------------------------------------

Operating profit                                                     27,304
40,910               64,682          71,143

Interest income                                                         991
  811                2,010           1,336
Interest expense                                                     (6,422)
(3,379)             (11,986)         (7,124)
Other expense, net                                                   (1,899)
(2,009)              (4,288)         (4,406)
------------------------------------------------------------------------------------------------------------------------------------

Income before income taxes                                           19,974
36,333               50,418          60,949
Provision for income taxes                                            5,311
10,908               14,414          16,904
------------------------------------------------------------------------------------------------------------------------------------

Net income                                                           14,663
25,425               36,004          44,045
Preferred stock dividends, net                                         (902)
  146               (1,803)           (919)
------------------------------------------------------------------------------------------------------------------------------------

Net income attributed to common shares                         $     13,761
25,571               34,201          43,126
------------------------------------------------------------------------------------------------------------------------------------


Pittston Brink's Group:
Net income attributed to common shares                         $     17,739
14,035               33,045          25,874
------------------------------------------------------------------------------------------------------------------------------------


Net income per common share                                    $        .46
  .37                  .86             .68
------------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding                                    38,230
38,152               38,209          38,105
------------------------------------------------------------------------------------------------------------------------------------


Pittston Burlington Group:
Net (loss) income attributed to common
   shares                                                      $     (1,913)
8,746                3,175          12,507
------------------------------------------------------------------------------------------------------------------------------------


Net (loss) income per common share:
   Primary                                                     $       (.10)
  .46                  .16          .65
   Fully diluted                                                       (.10)(a)
  .46 (a)              .16 (a)      .65 (a)
------------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding:
   Primary                                                           19,471
19,161               19,439           19,100
   Fully diluted                                                     20,164
19,161               20,128           19,100
------------------------------------------------------------------------------------------------------------------------------------


Pittston Minerals Group:
Net (loss) income attributed to common
   shares:                                                     $     (2,065)
2,790               (2,019)          4,745
------------------------------------------------------------------------------------------------------------------------------------


Net (loss) income per common share:
   Primary                                                     $       (.26)
  .35                 (.25)            .60
   Fully diluted                                                       (.26)(b)
  .27                 (.25)(b)         .57
------------------------------------------------------------------------------------------------------------------------------------


Average common shares outstanding:
   Primary                                                            8,068
7,866                8,035            7,844
   Fully diluted                                                      9,903
9,947                9,878            9,969
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.

(a) Fully diluted net income per share is considered to be the same as primary since the effect of common stock equivalents was either antidilutive or insignificant.

(b) Fully diluted net income per share is considered to be the same as primary since the effect of common stock equivalents and the assumed conversion of preferred stock was either antidilutive or insignificant.




                      The Pittston Company and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS



          June 30               December 31
(In thousands)
             1997                      1996
------------------------------------------------------------------------------------------------------------------------------------


      (Unaudited)
Assets

Current assets:
Cash and cash equivalents
 $         59,997                    41,217
Accounts receivable, net of estimated amounts uncollectible
          504,628                   475,859
Inventories and other current assets
          145,729                   121,338
------------------------------------------------------------------------------------------------------------------------------------

Total current assets
          710,354                   638,414

Property, plant and equipment, at cost, net of accumulated
   depreciation, depletion and amortization
          604,007                   540,851
Intangibles, net of amortization
          300,266                   317,062
Other assets
          342,519                   336,276
------------------------------------------------------------------------------------------------------------------------------------


Total assets
 $      1,957,146                 1,832,603
------------------------------------------------------------------------------------------------------------------------------------


Liabilities and Shareholders' Equity

Current liabilities
 $        592,043                   588,691
Long-term debt, less current maturities
          254,965                   158,837
Postretirement benefits other than pensions
          229,913                   226,697
Workers' compensation and other claims
          112,747                   116,893
Other liabilities
          136,863                   134,778
------------------------------------------------------------------------------------------------------------------------------------

Total liabilities
        1,326,531                 1,225,896

Shareholders' equity
          630,615                   606,707
------------------------------------------------------------------------------------------------------------------------------------


Total liabilities and shareholders' equity
 $      1,957,146                 1,832,603
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.





                      The Pittston Company and Subsidiaries
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)




                   Six Months Ended June 30
(In thousands)
                      1997             1996
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from operating activities:
Net income
             $      36,004          44,045
Adjustments to reconcile net income to net cash
   provided by operating activities:
   Noncash charges and other write-offs
                         -          29,948
   Depreciation, depletion and amortization
                    60,824          55,035
   Provision for aircraft heavy maintenance
                    16,382          16,067
   Provision for deferred income taxes
                     5,117           9,362
   Other, net
                    10,469           6,528
   Changes in operating  assets and  liabilities  net of effects of acquisitions and dispositions:
     Increase in receivables
                   (15,870)        (17,999)
     Increase in inventories and other current assets
                   (24,067)         (5,103)
     Increase (decrease) in current liabilities
                       490         (22,710)
     Other, net
                    (3,807)        (47,346)
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities
                    85,542          67,827
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from investing activities:
Additions to property, plant and equipment
                   (82,236)        (78,004)
Proceeds from disposal of property, plant and equipment
                     3,698           8,262
Aircraft heavy maintenance
                   (19,350)         (9,713)
Acquisitions and related contingent payments,
   net of cash acquired
                   (54,094)           (971)
Other, net
                     6,996           4,181
------------------------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities
                  (144,986)        (76,245)
------------------------------------------------------------------------------------------------------------------------------------


Cash flows from financing activities:
Additions to debt
                    99,082          21,643
Reductions of debt
                    (8,263)         (8,550)
Share and other equity activity
                   (12,595)        (12,910)
------------------------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities
                    78,224             183
------------------------------------------------------------------------------------------------------------------------------------


Net increase (decrease) in cash and cash equivalents
                    18,780          (8,235)
Cash and cash equivalents at beginning of period
                    41,217          52,823
------------------------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents at end of period
             $      59,997          44,588
------------------------------------------------------------------------------------------------------------------------------------


See accompanying notes.





                      The Pittston Company and Subsidiaries
                             Pittston Brink's Group
                         NOTES TO FINANCIAL INFORMATION



(1) The Company has three classes of common stock: Pittston Brink's Group Common Stock ("Brink's Stock"), Pittston Burlington Group Common Stock ("Burlington Stock") and Pittston Minerals Group Common Stock ("Minerals Stock"), which were designed to provide shareholders with separate securities reflecting the performance of the Pittston Brink's Group (the "Brink's Group"), Pittston Burlington Group (the "Burlington Group") and Pittston Minerals Group (the "Minerals Group"), respectively, without diminishing the benefits of remaining a single corporation or precluding future transactions affecting any of the Groups.

     The financial information for the Brink's Group includes the results of the Company's Brink's, Incorporated ("Brink's") and Brink's Home Security, Inc. ("BHS") businesses. It is prepared using the amounts included in the Company's consolidated financial statements. Accordingly, the Company's consolidated financial statements must be read in connection with the Brink's Group's financial data.

(2) In 1988, the trustees of certain pension and benefit trust funds (the "Trust Funds") established under collective bargaining agreements with the United Mine Workers of America ("UMWA") brought an action (the "Evergreen Case") against the Company and a number of its coal subsidiaries, claiming that the defendants were obligated to contribute to such Trust Funds in accordance with the provisions of the 1988 and subsequent National
     Bituminous Coal Wage Agreements, to which neither the Company nor any of its subsidiaries were a signatory. In 1993, the Company recognized in its consolidated financial statements the potential liability that might have resulted from an ultimate adverse judgement in the Evergreen Case.

     In March 1996, a settlement was reached in the Evergreen Case. Under the terms of the settlement, the coal subsidiaries which had been signatories to earlier National Bituminous Coal Wage Agreements agreed to make various lump sum payments in full satisfaction of all amounts allegedly due to the Trust Funds through January 31, 1996, to be paid over time as follows: approximately $25.8 million upon dismissal of the Evergreen Case and the remainder of $24 million in installments of $7.0 million in 1996 and $8.5 million in each of 1997 and 1998. The first payment was entirely funded through an escrow account previously established by the Company. The second payment of $7.0 million was paid in 1996 and was funded from cash provided by operating activities. The third payment of $7.0 million is expected to be paid in August, 1997 and will be funded from cash provided by operating activities. In addition, the coal subsidiaries agreed to future participation in the UMWA 1974 Pension Plan.

     As a result of the settlement of the Evergreen Case at an amount lower than previously accrued, the Company recorded a pretax gain of $35.7 million ($23.2 million after tax) in the first quarter of 1996 in its consolidated financial statements.

(3) In 1996, the Company adopted Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of". SFAS No. 121 requires companies to review assets for impairment whenever circumstances indicate that the carrying amount of an asset may not be recoverable. SFAS No. 121, resulted in a pretax charge to earnings in the first quarter of 1996 for the Company and the Minerals Group of $29.9 million ($19.5 million after- tax), of which $26.3 million was included in cost of sales and $3.6 million was included in selling, general and administrative expenses. SFAS No. 121 had no impact on the Brink's Group.

(4) Based on demonstrated retention of customers, BHS adjusted its annual depreciation rate for capitalized subscribers' installation costs beginning in 1997. This change more accurately matches depreciation expense with monthly recurring revenue generated from customers. This change in accounting estimate reduced depreciation expense for capitalized installation costs by $2.1 million and $4.2 million in the quarter and six months ended June 30, 1997, respectively.

(5) During the three months ended June 30, 1997 and 1996, the Company purchased 13,000 shares (at a cost of $0.4 million) and no shares, respectively, of Brink's Stock; no shares and 5,000 shares (at a cost of $0.1 million), respectively, of Burlington Stock; and no shares of Minerals Stock under the share repurchase program authorized by the Board of Directors of the Company (the "Board"). During the six months ended June 30, 1997 and 1996, the Company purchased 166,000 shares (at a cost of $4.3 million) and no shares, respectively, of Brink's Stock; 132,100 shares (at a cost of $2.6 million) and 5,000 shares (at a cost of $0.1 million), respectively, of Burlington Stock; and no shares of Minerals Stock under the share repurchase program.

(6) There were no Series C Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock") repurchases during the quarter and six months ended June 30, 1997. During the quarter and six months ended June 30, 1996, the Company purchased 10,600 shares of the Convertible Preferred Stock. Preferred dividends included on the Company's Statement of Operations for the quarter and six months ended June 30, 1996, are net of $1.1 million which is the excess of the carrying amount of the Convertible Preferred Stock over the cash paid to holders of the stock.

(7) Certain prior period amounts have been reclassified to conform to the current period's financial statement presentation.

(8) Financial information for the Minerals Group, which includes the results of the Pittston Coal Company and Pittston Mineral Ventures operations, and the Burlington Group which includes the results of the Company's Burlington Air Express Inc. business, is available upon request.